UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 1, 2016

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, zip code)

(510) 668-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Exar Corporation (“Exar”) granted equity awards to Ryan Benton, Exar’s Chief Executive Officer, and to Keith Tainsky, Exar’s Chief Financial Officer. The grant of equity awards is in connection with Mr. Benton’s promotion to his position as Exar’s Chief Executive Officer and Mr. Tainsky’s promotion to his position as Exar’s Chief Financial Officer, which promotions were previously announced on May 31, 2016.

Effective July 1, 2016, Mr. Benton was granted a performance option to purchase 280,000 shares of Exar Common Stock with an exercise price of $7.80 per share, the closing price of Exar’s Common Stock on the date of grant. This option vests based on the achievement of company performance targets relating to Exar’s non-GAAP earnings per share in future periods. If the performance criteria are met, the option will vest over a four-year period, with one-fourth of the option vesting after 12 months from the date of grant and the remaining shares vesting in equal monthly installments over the remaining three years, subject to Mr. Benton’s continued service with Exar. Mr. Benton was also granted 60,000 performance restricted stock units (“PRSUs”), which vests based on the achievement of company stock price targets in future periods. If the performance criteria are met, the PRSU will vest over a three-year period, with one-third of the PRSU vesting after 12 months from the date of grant and the remaining PRSUs vesting in equal quarterly installments over the remaining two years, subject to Mr. Benton’s continued service with Exar. At the time the Committee established the performance targets contained in Mr. Benton’s equity awards, it believed the targets were challenging but achievable based on its review of the company’s operating plan and its assessment of the general economic environment.

Effective July 1, 2016, Mr. Tainsky was granted a performance option to purchase 120,000 shares of Exar Common Stock with an exercise price of $7.80 per share, the closing price of Exar’s Common Stock on the date of grant. This option vests based on the achievement of company performance targets relating to Exar’s non-GAAP earnings per share in future periods. If the performance criteria are met, the option will vest over a four-year period, with one-fourth of the option vesting after 12 months from the date of grant and the remaining shares vesting in equal monthly installments over the remaining three years, subject to Mr. Tainsky’s continued service with Exar. Mr. Tainsky was also granted 30,000 PRSUs, which vests based on the achievement of company stock price targets in future periods. If the performance criteria are met, the PRSU will vest over a three-year period, with one-third of the PRSU vesting after 12 months from the date of grant and the remaining PRSUs vesting in equal quarterly installments over the remaining two years, subject to Mr. Tainsky’s continued service with Exar. At the time, the Committee established the performance targets contained in Mr. Tainsky’s equity awards, it believed the targets were challenging but achievable based on its review of the company’s operating plan and its assessment of the general economic environment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAR CORPORATION
(Registrant)

Date: July 5, 2016	/s/ Ryan A. Benton
Ryan A. Benton
Chief Executive Officer